                                                                     EXHIBIT 4.9

               SECURITIES EXCHANGE, PURCHASE AND HOLDERS AGREEMENT

                                  BY AND AMONG

                              ERICO GLOBAL COMPANY

                 CITICORP VENTURE CAPITAL EQUITY PARTNERS, L.P.

                             CVC EXECUTIVE FUND LLC

                           CVC/SSB EMPLOYEE FUND, L.P.

                                   WILLIAM ROJ

                                       AND

                   THE MANAGEMENT INVESTORS IDENTIFIED HEREIN

                            Dated as of July 31, 2002

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                                TABLE OF CONTENTS

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ARTICLE I ACQUISITION OF SECURITIES..............................................................................    3

         1.1.     Acquisition of Securities......................................................................    3
         1.2.     Closing; Termination...........................................................................    3
         1.3.     Conditions to Investors' Obligations...........................................................    4
         1.4.     Conditions to the Company's Obligations........................................................    4
         1.5.     Default by any Management Investor.............................................................    5

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................    6

         2.1.     Representations and Warranties of the Company..................................................    6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR......................................................    7

         3.1.     Representations and Warranties of Each Investor................................................    7
         3.2.     Restrictive Legends............................................................................    7
         3.3.     Management Investor Representations and Warranties.............................................    8
         3.4.     Representations and Warranties of the Fund.....................................................    9
         3.5.     Restrictions on Transfers of Securities........................................................    9
         3.6.     Further Purchases..............................................................................   12
         3.7.     Notation.......................................................................................   12
         3.8.     Management Investor Release....................................................................   12
         3.9.     Power of Attorney..............................................................................   13

ARTICLE IV OTHER COVENANTS, AGREEMENTS AND REPRESENTATIONS.......................................................   13

         4.1.     Observers' Rights..............................................................................   13
         4.2.     Financial Statements and Other Information.....................................................   14
         4.3.     Regulatory Compliance Cooperation..............................................................   15
         4.4.     Required Sale..................................................................................   15
         4.5.     Tag-Along Rights...............................................................................   16
         4.6.     Preemptive Rights..............................................................................   18
         4.7.     Public Offerings...............................................................................   20
         4.8.     Affiliate Transactions.........................................................................   20
         4.9.     Management Fees................................................................................   21

ARTICLE V CORPORATE ACTIONS......................................................................................   22

         5.1.     Certificate of Incorporation and Bylaws........................................................   22
         5.2.     Directors and Voting Agreements................................................................   22
         5.3.     Right to Remove Certain of the Company's Directors.............................................   22
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
         5.4.     Right to Fill Certain Vacancies in Company's Board.............................................   22
         5.5.     Amendment of Certificate of Incorporation and Bylaws...........................................   23

ARTICLE VI ADDITIONAL RESTRICTIONS ON TRANSFERS OF CERTAIN SECURITIES HELD BY MANAGEMENT INVESTORS...............   23

         6.1.     Certain Definitions............................................................................   23
         6.2.     Restrictions on Transfer.......................................................................   24
         6.3.     Purchase Option................................................................................   25
         6.4.     Involuntary Transfers..........................................................................   27
         6.5.     Purchaser Representative.......................................................................   28
         6.6.     Section 83(b) Elections........................................................................   28

ARTICLE VII REGISTRATION RIGHTS..................................................................................   29

ARTICLE VIII MISCELLANEOUS.......................................................................................   29

         8.1.     Amendment and Modification.....................................................................   29
         8.2.     Survival of Representations and Warranties.....................................................   29
         8.3.     Successors and Assigns; Entire Agreement.......................................................   29
         8.4.     Separability...................................................................................   30
         8.5.     Notices........................................................................................   30
         8.6.     Governing Law..................................................................................   31
         8.7.     Headings.......................................................................................   31
         8.8.     Counterparts...................................................................................   31
         8.9.     Further Assurances.............................................................................   31
         8.10.    Termination....................................................................................   31
         8.11.    Remedies.......................................................................................   31
         8.12.    Party No Longer Owning Securities..............................................................   32
         8.13.    No Effect on Employment........................................................................   32
         8.14.    Pronouns.......................................................................................   32
         8.15.    Future Investors...............................................................................   32
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                             TABLE OF DEFINED TERMS

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accredited investor..............................................................................................    9
Affiliate........................................................................................................   12
Affiliate Transactions...........................................................................................   21
Agreement........................................................................................................    1
Approved Sale....................................................................................................   15
Balance Sheet....................................................................................................   23
Class A Common Stock.............................................................................................    2
Class B Common Stock.............................................................................................    2
Class L Common Stock.............................................................................................    1
Closing..........................................................................................................    3
Closing Date.....................................................................................................    3
Code.............................................................................................................    2
Common Stock.....................................................................................................    2
Company..........................................................................................................    1
ERICO............................................................................................................    1
ERICO Shares.....................................................................................................    1
Escrow Agreement.................................................................................................    1
Escrow Amount....................................................................................................   18
Escrow Notice....................................................................................................   18
Escrowed Shares..................................................................................................    1
Exchange.........................................................................................................    1
Fund.............................................................................................................    1
Fund Issuance....................................................................................................   19
Fund Observers...................................................................................................   13
Holders..........................................................................................................   17
Incentive Shares.................................................................................................   24
Investor.........................................................................................................    1
Investors........................................................................................................    1
JDBR.............................................................................................................   11
Management Investor..............................................................................................   25
Management Investors.............................................................................................    1
MergeCo..........................................................................................................    1
Merger Agreement.................................................................................................    1
Net Book Value...................................................................................................   24
Newly Issued Stock...............................................................................................   19
Observers........................................................................................................   14
Offer............................................................................................................    9
Option Purchase Price............................................................................................   26
Per Share Net Book Value.........................................................................................   24
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
Permitted Transferee.............................................................................................   11
Preemptive Election..............................................................................................   20
Preemptive Escrow Amount.........................................................................................   20
Preemptive Escrow Notice.........................................................................................   20
Preemptive Notice................................................................................................   19
Preemptive Reply.................................................................................................   19
Public Offering..................................................................................................   24
Purchase Option..................................................................................................   26
purchaser representative.........................................................................................    9
Qualified Investor...............................................................................................   19
Regulatory Problem...............................................................................................   15
Releasees........................................................................................................   13
Roj..............................................................................................................    1
Roj Observer.....................................................................................................   14
Rollover Shares..................................................................................................    1
Sale Notice......................................................................................................   27
Securities.......................................................................................................    2
Securities Act...................................................................................................    7
Seller...........................................................................................................   17
Seller's Notice..................................................................................................   17
Shares...........................................................................................................    2
Special Registration Statement...................................................................................   24
Tag-Along Date...................................................................................................   17
Tag-Along Notice.................................................................................................   17
Tag-Along Rights.................................................................................................   25
Termination Date.................................................................................................   26
Transfer.........................................................................................................    9
Transfer Date....................................................................................................   28
Unit Offering....................................................................................................   24
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

               SECURITIES EXCHANGE, PURCHASE AND HOLDERS AGREEMENT

                  SECURITIES EXCHANGE, PURCHASE AND HOLDERS AGREEMENT, dated July 31, 2002 (the "Agreement"), by and among ERICO GLOBAL COMPANY, a Delaware corporation (the "Company"), CITICORP VENTURE CAPITAL EQUITY PARTNERS, L.P., a Delaware limited partnership, CVC EXECUTIVE FUND LLC, a Delaware limited liability company, CVC/SSB EMPLOYEE FUND, L.P., a Delaware limited partnership (collectively, the "Fund"),and WILLIAM ROJ ("Roj") and the other individuals listed on the signature pages hereto as "Management Investors" (such individuals, together with Roj, the "Management Investors"). The Fund and the Management Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                   Background

                  A. The Company was formed in connection with the transactions contemplated by that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 31, 2002, by and among the Company, ERICO Holding Company, an Ohio corporation ("ERICO"), EHC Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of the Company ("MergeCo") and the other parties thereto. Following the Closing hereunder, MergeCo will merge with and into ERICO pursuant to the terms and conditions set forth in the Merger Agreement and ERICO will become a wholly-owned subsidiary of the Company.

                  B. The Management Investors are employed by ERICO or its direct or indirect subsidiaries. Each of the Management Investors owns the shares of Class A Common Stock and/or Class B Common Stock of ERICO (collectively, the "ERICO Shares") set forth opposite his or her name on Exhibit A-1 attached hereto.

                  C. Pursuant to the terms hereof, certain Management Investors will exchange the ERICO Shares owned by such Management Investor for the number of shares of the Company's Class L Common Stock, par value $.01 per share (the "Class L Common Stock") set forth opposite such Management Investor's name on Exhibit A-1 hereto (which exhibit shall be appropriately adjusted to reflect any additional signatories to this Agreement pursuant to Section 8.15 hereof) (the "Exchange"). The shares of Class L Common Stock set forth opposite such Management Investor's name on Exhibit A-1 hereto are sometimes hereinafter referred to as the "Rollover Shares."

                  D. Pursuant to that certain Escrow Agreement (the "Escrow Agreement") by and among the Company, ERICO and the other parties thereto which was entered into in connection with the Merger Agreement, certain of the Management Investors shall place into escrow that percentage of such Management Investor's Rollover Shares (the "Escrowed Shares"), pursuant to the terms of the Escrow Agreement in an amount as provided for in the Merger Agreement.

                  E. The Board of Directors of the Company wishes to grant the opportunity to the Management Investors to make an additional investment in the Company, and thereby to acquire an increased personal and proprietary interest in the Company's and ERICO's success and progress through the purchase of additional securities of the Company pursuant to this Agreement.

                  F. Certain of the Management Investors desire to purchase the number of shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), set forth opposite his or her name on Exhibit A-2 attached hereto (which exhibit shall be appropriately adjusted to reflect any additional signatories to this Agreement pursuant to Section 8.15 hereof). The shares of Class A Common Stock set forth opposite each Management Investor's name on Exhibit A-2 hereto are sometimes hereinafter referred to as the "Incentive Shares."

                  G. Each Management Investor will pay the purchase price for the Incentive Shares in cash or such other consideration as is acceptable to the Company in its sole discretion.

                  H. The Company desires to issue, and the Fund desires to purchase, the number of shares of Class L Common Stock equal to the product of 7,290,000 minus the number of Rollover Shares purchased by the Management Investors. The Fund's purchase of Class L Common Stock and the Exchange are intended to qualify and be treated by all parties hereto as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

                  I. As used herein, the Class L Common Stock, the Class A Common Stock and the Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), are sometimes collectively hereinafter referred to as the "Common Stock" or the "Shares."

                  J. As used herein, the term "Securities" shall mean the Shares held by any party hereto, including shares of Common Stock and all other securities of the Company (or a successor to the Company) received on account of ownership of the Shares, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

                  K. The Investors and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

                                      Terms

                  In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                            ACQUISITION OF SECURITIES

                  1.1. Acquisition of Securities. Subject to the terms and conditions set forth herein, at the Closing:

                  (a) The Company will issue to each of the Management Investors listed on Exhibit A-1 hereto the number of shares of Class L Common Stock set forth opposite each Management Investor's name on Exhibit A-1 hereto, in exchange for the number of ERICO Shares set forth opposite each such Management Investor's name on such Exhibit A-1.

                  (b) The Company will issue and sell to each of the Management Investors listed on Exhibit A-2 hereto the number of shares of Class A Common Stock set forth opposite such Management Investor's name on such Exhibit A-2 at a purchase price of $1.00 per share and, in combination with the shares of Class A Common Stock sold at Closing, may issue and sell up to a total of 810,000 shares of Class A Common Stock.

                  (c) The Company will issue and sell to the Fund the number of shares of Class L Common Stock equal to the product of 7,290,000 minus the number of Rollover Shares acquired by the Management Investors at a purchase price of $11.00 per share of Class L Common Stock.

                  1.2. Closing; Termination. The closing (the "Closing") of the issuance of the Shares will take place immediately prior to the closing under the Merger Agreement at such date and time as selected by the Company and Roj (the "Closing Date"). At the Closing:

                  (a) The Company will deliver to each Management Investor acquiring Incentive Shares certificates evidencing the number of Incentive Shares to be purchased by such Investor against payment of the purchase price therefor in cash or such other consideration as is acceptable to the Company in its sole discretion.

                  (b) The Company will deliver to each Management Investor acquiring Rollover Shares certificates evidencing the number of shares of Class L Common Stock being acquired by such Management Investor, less certificates for the number of such Management Investor's Escrowed Shares, against delivery by such Management Investor of the ERICO Shares being exchanged for such Rollover Shares, duly endorsed for transfer. The Company will deliver all of the Escrowed Shares on behalf of the Management Investors to the escrow agent pursuant to the terms of the Escrow Agreement.

                  (c) The Company will deliver to the Fund certificates evidencing the number of shares of Class L Common Stock being purchased by the Fund against payment of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company prior to the Closing.

                  Immediately upon the termination of the Merger Agreement pursuant to its terms at any time prior to the closing of the transactions contemplated by the Merger Agreement, this Agreement will terminate and be of no further force and effect.

                  1.3. Conditions to Investors' Obligations. The obligations of each Investor to deliver the ERICO Shares, cash, or other consideration (as applicable) at the Closing as required under Section 1.2 hereof are subject to the satisfaction on or prior to the Closing Date of the following conditions:

                  (a) The representations and warranties of the Company set forth in Article II shall be true and correct in all material respects on and as of the Closing Date as though then made.

                  (b) The Company's Certificate of Incorporation and Bylaws shall be substantially in the forms of Exhibits B-1 and B-2, respectively.

                  (c) The Company shall have delivered to each of the Investors and the escrow agent certificates for the Shares, as required pursuant to Sections 1.1 and 1.2.

                  (d) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement or the Merger Agreement.

                  (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Company's Certificate of Incorporation or Bylaws or any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which the Company is bound.

                  (f) All corporate and other proceedings, if any, taken or to be taken by the Company in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have received from the Company all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (g) The Company and ERICO shall have acknowledged and agreed that the transactions contemplated by the Merger Agreement shall be consummated immediately after the Closing.

                  1.4. Conditions to the Company's Obligations. The obligations of the Company to issue the Shares at the Closing as required under
Section 1.2 hereof are subject to the satisfaction on or prior to the Closing of the following conditions:

                  (a) The representations and warranties of each Investor set forth in Article III shall be true and correct in all material respects at and as of the Closing Date as though then made.

                  (b)      The conditions set forth in paragraph (d) of Section
1.3 shall have been satisfied.

                  (c) Each Management Investor participating in the Exchange shall have delivered to the Company certificates representing the ERICO Shares being exchanged hereunder duly endorsed for transfer, each Management Investor purchasing Incentive Shares shall have delivered consideration in a form acceptable to the Company in its sole discretion to the Company in the amount of the purchase price for such Incentive Shares and the Fund shall have paid the purchase price for the Shares being purchased by the Fund hereunder in the manner set forth in Section 1.2(c) hereof.

                  (d) All corporate and other proceedings, if any, taken or to be taken by Investors in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received from each Investor all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which the Investor is bound.

                  (f) The Company and ERICO shall have acknowledged and agreed that the transactions contemplated by the Merger Agreement shall be consummated immediately after the Closing.

                  1.5. Default by any Management Investor. If any Management Investor fails to deliver to the Company at Closing any of the ERICO Shares to be exchanged by such Management Investor hereunder, such failure shall not relieve any other Management Investor of any obligation hereunder, and at the Company's option, it may (a) exchange the remaining ERICO Shares contemplated to be exchanged by the Company hereunder; or (b) in the event that Roj fails to exchange any of his ERICO Shares, refuse to make such exchange and thereby terminate all of its obligations hereunder, in either case without prejudice to the Company's rights against such defaulting Management Investor. In addition, upon such default the Company shall have the right in its sole discretion to sell any Rollover Shares that were to be sold to such defaulting Management Investor prior to such default.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  2.1. Representations and Warranties of the Company. The Company represents and warrants to each of the Investors as follows:

                  (a) The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

                  (c) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Shares, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

                  (d) The Company is a newly formed corporation that has not engaged in any activities except in connection with the preparation and execution of the Merger Agreement and any ancillary agreements thereto, this Agreement and any ancillary agreements hereto and certain financing agreements

                  (e) The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable.

                  (f) As of the Closing, the authorized capital stock of the Company will consist of (i) 1,000,000 shares of Preferred Stock, par value $.01 per share, none of which will be issued and outstanding immediately after the Closing, (ii) 4,000,000 shares of Class A Common Stock, of which up to 810,000 shares will be issued and outstanding immediately after the Closing,
(iii) 1,000,000 shares of Class B Common Stock, none of which will be issued and outstanding immediately after the Closing and (iv) 8,000,000 shares of Class L Common Stock, of which 7,290,000 shares will be issued and outstanding immediately after the Closing. Except as otherwise set forth herein, as of the Closing Date, there will be no rights, subscriptions, warrants, options, conversion rights, or agreements of any kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company; the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the Shares will constitute all of the outstanding shares of the Company's capital stock.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                OF EACH INVESTOR

                  3.1. Representations and Warranties of Each Investor. Each of the Investors severally represents and warrants to the Company that:

                  (a) Such Investor has full legal right, power and authority (including the due authorization by all necessary corporate, partnership or limited liability company action) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

                  (b) The Securities are being acquired by such Investor for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and such Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

                  (c) Such Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available therefrom.

                  (d) Such Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

                  (e) Such Investor confirms that (i) such Investor is familiar with the business of ERICO and the Company, (ii) such Investor has had the opportunity to ask questions of the officers and directors of ERICO and the Company and to obtain (and that such Investor has received to its, his or her satisfaction) such information about the business and financial condition of ERICO and the Company as it has reasonably requested, and (iii) such Investor, either alone or with such Investor's representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

                  3.2.     Restrictive Legends.

                  (a) All Shares. The certificates representing the Shares shall bear the following legend in addition to any other legend required under applicable law:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES EXCHANGE, PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

                  (b) Incentive Shares. In addition to the legends required by Section 3.2(a) above, the following legend shall appear on certificates representing Incentive Shares (except those Incentive Shares owned by Roj), provided, that the Company's failure to cause certificates representing Incentive Shares to bear such legend shall not affect the Company's Purchase Option described in Section 6.3:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO A PURCHASE OPTION OF THE COMPANY APPLICABLE TO "INCENTIVE SHARES" AS DESCRIBED IN THE SECURITIES EXCHANGE, PURCHASE AND HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  3.3. Management Investor Representations and Warranties. Each Management Investor severally represents and warrants to the Company that:

                  (a) Such Management Investor's residence, business address, business and residence telephone numbers and social security number are as set forth below his or her signature to this Agreement.

                  (b) In formulating a decision to enter into this Agreement, such Management Investor has relied solely upon an independent investigation of ERICO's and the Company's business and upon consultations with his or her legal and financial advisers with respect to this Agreement and the nature of his or her investment; and that in entering into this Agreement no reliance was placed upon any representations or warranties other than those contained in this Agreement.

                  (c) He or she (i) qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act; or
(ii) has retained a "purchaser representative" as defined by Rule 501(h) of Regulation D under the Securities Act; or (iii) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment.

                  3.4. Representations and Warranties of the Fund. The Fund represents and warrants to, and covenants and agrees with, the Company that:

                  (a) It qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Securities.

                  3.5. Restrictions on Transfers of Securities. The following restrictions on Transfer shall apply to all Shares owned by any Management Investor:

                  (a)      Management Investors (other than Roj):

                           (i)      Prior to any proposed Transfer of Shares
(other than Incentive Shares, which shall governed by the provisions of Article VI hereof), such Management Investor (other than Roj) or Permitted Transferees shall submit a written offer (the "Offer") to the Company setting forth (A) the number, class or series of the Shares subject to the proposed Transfer, (B) the date or proposed date of the Transfer and the name and address of the proposed transferee, if known, (C) the principal terms of the Transfer, including the consideration to be received by the Management Investor or Permitted Transferees for such Transfer and (D) any other material terms of the Transfer. As used herein, "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

                           (ii)     The Company, or one or more of its designees
selected by a majority of the members of the Board of Directors, shall have the right to purchase all of the Shares subject to the Offer on the same terms and conditions specified in the Offer. Within thirty (30) days after receipt of the Offer, the Company or its designees shall notify the Management Investor or the Permitted Transferees whether or not it wishes to purchase all of the offered Shares on the same terms and conditions as set forth in the Offer.

                           (iii)    If the Company or its designees elects to
purchase all of the offered Shares, the closing of the purchase and sale of such Shares shall be held at the place and on the date established by the Company in its notice to the Management Investor in response to the Offer, which in no event shall be less than 10 or more than 60 days from the date of such Offer. In the event that the Company does not elect to purchase all the offered Shares, the Management Investor may, subject to the other provisions of this Agreement, Transfer the remaining offered Shares at a price no less than the price specified in the Offer and on other terms no more favorable to the transferees thereof than specified in the Offer during the 90-day period immediately following the last date on which the Company could have elected to purchase the offered Shares. All such Shares not transferred within such 90 day period will be subject to the provisions of this Section 3.5(a) upon subsequent Transfer.

                  (b)      Transfers by Roj:

                           (i)      Prior to any proposed Transfer of Shares
(including any Incentive Securities), Roj and his Permitted Transferees shall submit an Offer to the Company setting forth (A) the number, class or series of the Shares subject to the proposed Transfer, (B) the date or proposed date of the Transfer and the name and address of the proposed transferee, if known, (C) the principal terms of the Transfer, including the consideration to be received by the Management Investor or Permitted Transferees for such Transfer and (D) any other material terms of the Transfer.

                           (ii)     The Company, or one or more of its designees
selected by a majority of the members of the Board of Directors, shall have the right to purchase all of the Shares subject to the Offer on the same terms and conditions specified in the Offer. Within thirty (30) days after receipt of the Offer, the Company or its designees shall notify Roj or his Permitted Transferees whether or not it wishes to purchase any of the offered Shares on the same terms and conditions as set forth in the Offer.

                           (iii)    If the Company or its designees elects to
purchase all of the offered Shares, the closing of the purchase and sale of such Shares shall be held at the place and on the date established by the Company in its notice to Roj in response to the Offer, which in no event shall be less than 10 or more than 60 days from the date of such Offer. In the event that the Company does not elect to purchase all the offered Shares, Roj may, subject to the other provisions of this Agreement, Transfer the remaining offered Shares at a price no less than the price specified in the Offer and on other terms no more favorable to the transferees thereof than specified in the Offer during the 90-day period immediately following the last date on which the Company could have elected to purchase the offered Shares. All such Shares not transferred within such 90 day period will be subject to the provisions of this Section 3.5(b) upon subsequent Transfer.

                  (c) Prior to any proposed Transfer of any Securities, other than a Transfer to the Company or pursuant to Sections 4.4 and 4.5 hereof, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer accompanied by a written legal opinion if requested by the Company, addressed to the Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 3.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws. Notwithstanding the foregoing, no written opinion of legal counsel shall be required by the Company in connection with a Transfer to any Permitted Transferee of the type defined in Section 3.5(d)(iii) hereof.

                  Nothing in Sections 3.5(a) or 3.5(b) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee (x) to any person or other entity if such person or other entity takes such Securities pursuant to a sale in connection with a public offering under the Securities Act or following a public offering in open market transactions or under Rule 144 under the Securities Act, (y) to one or more of its, his or her Permitted Transferees; provided, however, that each such Permitted Transferee shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it, him or her with the same effect as if it, he or she were a party hereto (including, if the Securities being Transferred to such Permitted Transferee are Incentive Securities, Article VI hereof), or (z) to the Company, provided, that (i) no entity or person shall be a Permitted Transferee unless such transferee executes a joinder to this Agreement satisfactory in form and substance to the Company, which such joinder states with respect to any Permitted Transferee other than a natural person, that such Permitted Transferee agrees to Transfer such Securities to the Investor from whom such Permitted Transferee received such Securities immediately prior to the occurrence of any event which would result in such person no longer being a Permitted Transferee of such Investor and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom. Each Investor agrees to accept the Transfer of Securities to such Investor at any time from a Transferee of such Investor.

                  (d)      As used herein, "Permitted Transferee" shall mean:

                           (i)      in the case of any Investor who is a natural
person, such Investor, such Investor's spouse, lineal descendants (in each case, natural or adopted), siblings, parents, any trust solely for the benefit of any of the foregoing, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is any of the foregoing and, in the case of Roj, JDBR Holding Company LLC and its members and permitted transferees ("JDBR"); provided, however, that such transfer shall not be permitted unless the joinder executed by JDBR provides that Roj retains the unilateral power to control the vote and disposition of any Securities (to the same extent as set forth in the power of attorney executed by JDBR as contemplated by Section 3.9 hereof) transferred to JDBR and any of its transferees until the successful completion of a Public Offering (as defined in Section 6.1(e) hereof);

                           (ii)     in the case of any Investor or Permitted
Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Investor or Permitted Transferee or upon the incompetency or disability of such

Investor or Permitted Transferee for purposes of the protection and management of his or her assets; and

                           (iii)    in the case of the Fund or its Permitted
Transferees, (A) the Fund or any of its Affiliates, (B) any limited partnership, limited liability company or other investment vehicle that is sponsored or managed (whether through the ownership of securities having a majority of the voting power, as a general partner or through the management of investments) by the Fund or its Affiliates or by present or former employees of the Fund or its Affiliates, (C) any present or former managing director, general partner, director, limited partner, officer or employee of any entity described in clause
(A) or (B) immediately above, or any spouse, lineal descendant (natural or adopted), sibling, parent, heir, executor, administrator, trustee or beneficiary of any of the foregoing persons described in this clause (C) or (D) any trust, the beneficiaries of which, or any charitable trust, the grantor of which, include the persons or entities described in this subsection (iii).

                  (e) As used herein, "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control with such person or entity.

                  (f) The restrictions on Transfers of Shares owned by any Management Investor provided under Sections 3.5(a) and 3.5(b) shall terminate upon the earlier of (i) such time as at least ten percent (10%) of the outstanding shares of Common Stock shall have been sold pursuant to a Public Offering or (ii) the day after the date on which the Fund and its corporate Affiliates own less than ten percent (10%) of the Shares and on which Roj owns the lesser of (A) ten percent (10%) of the Shares or (B) the number of Shares held as of Closing.

                  3.6.     Further Purchases.

                  (a) Upon the Closing, the Fund shall have the right to purchase all of the shares of Class L Common Stock that are not acquired by the Management Investors pursuant to the Exchange so that up to 7,290,000 shares of Class L Common Stock in the aggregate will be outstanding after giving effect to the Exchange and purchase by the Fund.

                  (b) The Company intends to sell, or reserve for sale, 810,000 shares of Class A Common Stock in the aggregate to Management Investors.

                  3.7. Notation. A notation will be made in the appropriate transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.

                  3.8. Management Investor Release. In consideration for the right to acquire the Shares pursuant to Article I and for the other agreements contained herein, each Management Investor hereby releases and forever discharges the Company, ERICO, MergeCo, the Fund and each of their respective past, present or future Affiliates, stockholders, controlling persons, directors, officers, subsidiaries, successors and assigns (the "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, both at law and in equity, which any Management Investor has as of the date such Management Investor executes this Agreement or has ever had against the respective Releasees on account of, arising out of or relating to the transactions contemplated by this Agreement and the Merger Agreement or such Management Investor's employment (it being understood that such release shall not apply to any claim by any Management Investor for accrued but unpaid compensation or benefits as to which such Releasee is aware and concerning which there is no dispute).

                  3.9. Power of Attorney. Roj will cause JDBR to grant a power of attorney to Roj which shall provide Roj with the exclusive right to control the vote and disposition of all of the Shares beneficially owned by JDBR to the same extent as JDBR has provided to Roj in connection with Roj's ability to control the vote and disposition of JDBR's ERICO Shares pursuant to the power of attorney dated April 21, 2000.

                                   ARTICLE IV

                 OTHER COVENANTS, AGREEMENTS AND REPRESENTATIONS

                  4.1. Observers' Rights. (a) So long as the Fund or its Permitted Transferees own at least five percent (5%) of the Common Stock outstanding, if no employee of the Fund or its Permitted Transferees is a member of the Company's Board of Directors, the Fund or such Permitted Transferee shall have the right to designate two observers (the "Fund Observers") to attend meetings of the Company's Board of Directors and committees thereof. If only one employee of the Fund or its Permitted Transferees is a member of the Company's Board of Directors, the Fund or its Permitted Transferees shall have the right to designate one observer to attend meetings of the Company's Board of Directors and committees thereof. Notwithstanding the foregoing, if at any time each of the Fund and any of its Permitted Transferee(s) own greater than five percent (5%) of the Common Stock outstanding, the rights granted in this Section 4.1 shall only apply with respect to the entity, among the Fund and its Permitted Transferee(s), which owns the most shares of Common Stock.

                  (b) So long as Roj or his Permitted Transferees owns the lesser of (i) five percent (5%) of the Common Stock outstanding or (ii) the number of Shares held as of the Closing, if Roj or his designee under Section 5.2(a) hereof is a member of the Company's Board of Directors, Roj or such Permitted Transferee shall have the right to designate one observer (the "Roj Observer," and together with the Fund Observers, the "Observers") to attend meetings of the Company's Board of Directors and committees thereof. Notwithstanding the foregoing, if at any time each of Roj or any of his Permitted Transferee(s) own greater than (x) five percent (5%) of the Common Stock outstanding or (y) the number of Shares held as of the Closing, the rights granted in this Section 4.1(b) shall only apply with respect to the entity, among Roj and his Permitted Transferee(s), which owns the most shares of Common Stock.

                  (c) The Observers shall not have the right to vote on any matter presented to the Board of Directors or any committee thereof. The Company shall give each Observer written notice of each meeting of the Board of Directors and committees thereof at the same time and in the same manner as the members of the Board of Directors or such committee receive notice of such meetings, and the Company shall permit each Observer to attend as an observer all meetings of its Board of Directors and committees thereof. Each Observer shall be entitled to receive all written materials and other information given to the directors in connection with such meetings at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or a committee thereof, the Company shall give written notice thereof to each Observer as soon as practicable prior to the effective date of such consent. The Company shall provide to each Observer all written materials and other information given to the directors in connection with such action by written consent at the same time such materials and information are given to the directors, and each Observer shall keep such materials and information confidential. The Company shall pay the reasonable out-of-pocket expenses of each Observer incurred in connection with attending such meetings. Notwithstanding the foregoing, any failure by the Company to comply with the provisions of this Section 4.1(c) will not effect the validity of any action otherwise properly taken by the Board of Directors.

                  4.2.     Financial Statements and Other Information.

                  (a) The Company shall deliver to each Investor and Permitted Transferee as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation. Notwithstanding the foregoing, in the event that an Investor or Permitted Transferee is not a director, officer or employee of the Company or any of its subsidiaries, such Investor or Permitted Transferee shall be required to execute a non-disclosure agreement prior to the delivery of the financial statements described in this Section 4.2(a).

                  (b) In addition to the information provided in Section 4.2(a), so long as either of the Fund or Roj, or any Permitted Transferee of the Fund or Roj, owns or has the right to acquire (i) five percent (5%) or more of the Common Stock outstanding or (ii) the number of Shares held as of the Closing, the Company shall deliver to such Investor and such Permitted Transferee who owns or has the right to acquire such percentage of the Common Stock outstanding, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments.

                  4.3. Regulatory Compliance Cooperation. So long as the Fund or its Permitted Transferees beneficially own any of the Securities, before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible into or exchangeable for any shares of any class of its capital stock, or before the Company takes any action which would result in the Fund or its Permitted Transferees having a Regulatory Problem, the Company shall give the Fund thirty
(30) days prior written notice of such pending action. Upon the written request of the Fund made within thirty (30) days after its receipt of any such notice, stating that after giving effect to such action the Fund would have a Regulatory Problem (as described below), the Company will defer taking such action for such period (not to extend beyond ninety (90) days after the Fund's receipt of the Company's original notice) as the Fund requests to permit it and its Permitted Transferees to reduce the quantity of Securities held by it and its Permitted Transferees, or to take such other necessary actions, in order to avoid the Regulatory Problem. In addition, the Company will not be a party to any merger, consolidation, recapitalization or other transaction pursuant to which the Fund would be required to take any voting securities, or any securities convertible into voting securities, which might reasonably be expected to cause the Fund to have a Regulatory Problem. For purposes of this Section, a person will be deemed to have a "Regulatory Problem" when such person and such person's Permitted Transferees (i) would own, control or have power over a greater quantity of securities of any kind issued by the Company than are permitted to be owned under any requirement of any governmental authority applicable to such person or
(ii) would have been caused to be or could be in violation of any provision of law applicable to such person.

                  4.4.     Required Sale.

                  (a) If each of (i) the majority of the Board of Directors, (ii) the holders of at least fifty percent (50%) of the outstanding Common Stock held by the Investors and their Permitted Transferees and (iii) prior to the second anniversary of the date hereof, Roj, approve (x) the sale of the Company to a person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all or a majority of the outstanding capital stock) or (y) the transfer or exchange of Class L Common Stock for Securities of the Company (each, an "Approved Sale"), each Investor and Permitted Transferee will consent to, vote for, raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and if the Approved Sale is structured as a sale, transfer or exchange of stock, each Investor and Permitted Transferee will agree to sell, transfer or exchange and will be permitted to sell, transfer or exchange all, or a pro rata portion, of such Investor's and Permitted Transferee's Common Stock, including the Escrowed Shares, on the terms and conditions approved by the Board of Directors and the holders of a majority of the Common Stock then outstanding. Each Investor and Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

                  (b) The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Class A Common Stock and Class B Common Stock, or if any holder of Shares is given an option as to the form and amount of consideration to be received, all Investors and Permitted Transferees will be given the same option (subject, however, to the preferences and payments of the Class L Common Stock set forth in the Company's Certificate of Incorporation, which provides that upon certain liquidation and non-liquidation transactions
(x) the Class L Common Stock receives a preference yield of 12% per annum and
(y) that, after payment of the yield, and prior to any payment on the Class A Common Stock or Class B Common Stock, the Class L Common Stock receives a $10 per share preference); and (ii) the terms of sale shall not include any indemnification, guaranty or similar undertaking of the Investor (other than undertakings of Management Investors in respect of continued employment set forth in an employment agreement voluntarily entered into by a Management Investor) that (A) is not made or given pro rata with other Investors on the basis of share ownership or (B) could result in liability to such Investor that is in excess of the fair market value of the consideration to be received by such Investor in the Approved Sale. After payment of the preferences to the holders of Class L Common Stock described in the parenthetical to subsection (i) above, all Investors (and their Permitted Transferees) shall receive the same form and amount of consideration.

                  (c) Each Management Investor shall, in connection with a sale transfer or exchange of its, his or her Common Stock pursuant to this
Section 4.4., at the request of the Fund and without further cost or expense to the Fund, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested to consummate the proposed transfer or exchange, sale of Common Stock by the Investors pursuant to this Section 4.4. All Investors (and their Permitted Transferees) will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Shares pursuant to an Approved Sale to the extent such costs are incurred directly in connection with such Approved Sale and are not paid by the Company. Costs incurred by any Investor (or its, his or her Permitted Transferee) on its, his or her own behalf will not be considered costs of the transaction hereunder.

                  4.5.     Tag-Along Rights.

                  (a)      (i)      On or after the "Tag-Along Date" (as
hereinafter defined), except as otherwise provided in Section 4.5(a)(v), no "Seller" (as hereinafter defined) shall sell any Common Stock in any transaction or series of related transactions unless all "Holders" (as hereinafter defined) are offered an equal opportunity to participate ratably in such transaction or transactions on a per class basis (calculated based on the number of shares of each class of Common Stock of a Holder divided by the number of shares of such class Common Stock held by all Investors and their Permitted Transferees) and on identical terms (including price and type of consideration paid; subject, however, to the preferences and payments of the Class L Common Stock set forth in the Company's Certificate of Incorporation, which provides that upon certain liquidation and non-liquidation transactions (x) the Class L Common Stock receives a preference yield of 12% per annum and (y) that, after payment of the yield, and prior to any payment on the Class A Common Stock or Class B Common Stock, the Class L Common Stock receives a $10 per share preference). If any Holder elects not to participate in full or in part on a pro-rata basis, the Seller may increase the number of shares sold by it or him by the number of shares any such Holder elects not to include pursuant to the terms hereof. As used in this Section 4.5, "Tag-Along Date" means the date on which the Fund sells more than five percent (5%) (in the aggregate, after giving effect to all prior sales other than sales under Section 4.5(a)(iii) hereof and after giving effect to the sale at issue) of the Securities purchased as of the Closing; "Seller" shall mean the Fund and its Permitted Transferees; and "Holders" shall mean the Investors (other than the Sellers) and their Permitted Transferees.

                           (ii)     Except as provided in Section 4.5(b), prior
to any sale of any Common Stock subject to these provisions, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Seller's Notice") shall set forth: (A) the number of shares of Common Stock subject to the proposed sale; (B) the name and address of the proposed purchaser; and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within 15 days of the receipt by the Company of the Seller's Notice, mail or cause to be mailed the Seller's Notice to each Holder who owns shares of Common Stock. A Holder may exercise the tag-along right by delivery of a written notice (the "Tag-Along Notice") to the Seller within 15 days of the date the Company mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale. If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 4.5.

                           (iii)    Notwithstanding anything to the contrary, a
Seller may make any of the following sales without offering the Holders the opportunity to participate: (a) sales by a Seller to any Affiliate or Permitted Transferee, provided that the proposed purchaser agrees in writing to be bound by the provisions of this Agreement; (b) sales in connection with a Public Offering under the Securities Act or following a Public Offering in open market transactions or under Rule 144 under the Securities Act and (c) sales pursuant to an Approved Sale.

                           (iv)     Each Investor acknowledges for itself,
himself or herself and its, his or her transferees that the Fund may grant in the future tag-along rights to other holders of Common Stock and such holders will (a) have substantially the same opportunity to participate in sales by the Fund as provided to the parties hereto, and (b) be included in the calculation of the pro rata basis upon which Holders may participate in a sale.

                           (v)      The tag-along obligations of the Sellers and
the rights of the Holders with respect thereto provided under this Section 4.5 shall terminate upon the earlier of (a) such time as at least ten percent (10%) of the outstanding shares of Common Stock shall have been sold pursuant to a Public Offering and (b) as to the Fund, the day after the date on which the Fund and its corporate Affiliates own less than ten percent (10%) of the Shares.

                  (b) Notwithstanding the requirements of this Section 4.5, a Seller may sell shares of Common Stock at any time without complying with the requirements of Section 4.5(a)(ii) so long as the Seller deposits into escrow with a third party at the time of sale that amount of the consideration received in the sale equal to the "Escrow Amount." The "Escrow Amount" shall equal that amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 4.5(a)(ii) and (B) proposed to include all of its shares of Common Stock in the sale. No later than five (5) business days after the date of the sale, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Escrow Notice") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Holder.

                  (c) A Holder may exercise the tag-along right by delivery to the Seller, within 15 days of the date the Company mailed or caused to be mailed the Escrow Notice, of (i) a written notice specifying the number of shares of Common Stock it, he or she proposes to sell and (ii) the certificates for such shares of Common Stock, with stock powers duly endorsed in blank. Promptly after the expiration of the 15th day after the Company has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that number of shares of Common Stock as Seller would have been required to include in the sale had Seller complied with the provisions of Section 4.5(a)(ii), (B) all shares of Common Stock not required to be purchased by Seller shall be returned to the Holders thereof, and (C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the shares of Common Stock tendered by paying to the Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

                  (d) Each Holder who exercises its, his or her tag-along rights pursuant to this Section 4.5 shall, at the request of Seller and without further cost and expense to Seller, execute and deliver such other instruments of conveyance and transfer, including any sales or indemnification agreements, and take such other actions as may reasonably be requested to consummate the proposed sale of Common Stock by Seller and the Holders who have exercised their tag-along rights pursuant to this Section 4.5.

                  4.6.     Preemptive Rights.

                  (a) So long as the Company has not consummated a Public Offering (as defined in Section 6.1(e)), if the Company proposes to issue and sell any of its shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock or any securities convertible into shares of Common Stock (such shares and other securities are hereinafter collectively referred to as "Newly Issued Stock") to the Fund or its Affiliates to whom the Fund has transferred Common Stock (hereinafter, a "Fund Issuance"), the Company will first offer to each of the other Investors who is an "accredited investor" or, if not an accredited investor, to each Investor who has retained a "purchaser representative" or has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of this investment (each a "Qualified Investor") a portion of the number or amount of such securities proposed to be sold in any such transaction or series of related transactions equal to the product of the percentage each such Qualified Investor holds of all shares of Common Stock then held by the Investors and the number of shares proposed to be issued and sold by the Company in any such transaction or series of related transactions, all for the same price and upon the same terms and conditions (including any requirement to purchase other securities) as the securities that are being offered to the Fund, its Affiliates and its Permitted Transferees to whom the Fund has Transferred Common Stock, in such transaction or series of transactions.

                  (b)      Notwithstanding the foregoing, the provisions of this
Section 4.6 shall not be applicable to the issuance of shares of Common Stock
(i) upon the conversion of shares of one class of Common Stock into shares of another class, (ii) as a dividend on the outstanding shares of Common Stock,
(iii) in any transaction in respect of a Security that is available to all holders of such Security on a pro rata basis, (iv) in connection with grants of stock or options to employees or directors of the Company or (v) in a Public Offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act.

                  (c) The Company will cause to be given to the Qualified Investors a written notice setting forth the terms and conditions upon which the Qualified Investors may purchase such shares or other securities (the "Preemptive Notice"). After receiving a Preemptive Notice, the Qualified Investors must reply, in writing, within 15 days of the date of such Preemptive Notice that such persons agree to purchase the shares or other securities offered pursuant to this Section 4.6 on the date of sale to the Fund, its Affiliates or its Permitted Transferees to whom the Fund has Transferred Common Stock (the "Preemptive Reply"). If any Qualified Investor fails to make a Preemptive Reply in accordance with this Section 4.6, shares or other securities offered to such Qualified Investor in accordance with this Section 4.6 may thereafter, for a period not exceeding six months following the expiration of such 15-day period, be issued, sold or subjected to rights or options to the Fund and its Permitted Transferees to whom the Fund has Transferred Common Stock and to the Qualified Investors who have delivered a valid Preemptive Reply, on a pro rata basis, at a price not less than that at which they were offered to the Qualified Investors. Any such shares or other securities not so issued, sold or subjected to rights or options to the Fund and its Permitted Transferees to whom the Fund has Transferred Common Stock and to the Qualified Investors who have delivered a valid Preemptive Reply that are not purchased shall be reoffered to the Fund and its Permitted Transferees to whom the Fund has Transferred Common Stock and to the Qualified Investors who have delivered a valid Preemptive Reply, on a pro rata basis, and shall continue to be reoffered pursuant to the procedures set forth above until all of such shares have been purchased.

                  (d) Notwithstanding the requirements of this Section 4.6, the Company may make a Fund Issuance at any time without complying with the requirements of Section 4.6(a) and

(c) so long as the Company deposits into escrow with an independent third party at the time of sale a portion of the Newly Issued Stock equal to the "Preemptive Escrow Amount." The "Preemptive Escrow Amount" shall equal that amount of Newly Issued Stock which the Qualified Investors would have been entitled to receive if they had the opportunity to participate in the Fund Issuance on a pro rata basis in accordance with Section 4.6(a), determined as if each Qualified Investor (A) delivered a Preemptive Reply to the Company in the time period set forth in Section 4.6(c) and (B) proposed to purchase all of the Newly Issued Stock to which such Qualified Investor would have been entitled to purchase pursuant to Section 4.6(a) had the Company given such Qualified Investor a Preemptive Notice.

                  Within 10 days after the date of the Fund Issuance, the Company shall notify the Qualified Investors in writing of the Fund Issuance. Such notice (the "Preemptive Escrow Notice") shall set forth the terms and conditions upon which the Qualified Investors may purchase shares of Newly Issued Stock, the pro rata amount of Newly Issued Stock that such Qualified Investor is entitled to receive (such amount to equal the amount of Newly Issued Stock that such Qualified Investor would have been entitled to receive if it, he or she had the opportunity to participate in the Fund Issuance on a pro rata basis in accordance with Section 4.6(a)) and the name of the escrow agent.

                  A Qualified Investor may exercise the preemptive right by delivery to the Fund, within 30 days of the date the Company mailed or caused to be mailed the Preemptive Escrow Notice, of a written notice specifying the number of shares of Newly Issued Stock it, he or she proposes to purchase of the number of shares of Newly Issued Stock such Qualified Investor is entitled to purchase (the "Preemptive Election") such written notice to be accompanied by payment in full for such Newly Issued Stock, in a form acceptable to the Company in its sole discretion.

                  Promptly after the expiration of the 30th day after the Company has mailed or caused to be mailed the Preemptive Escrow Notice, (A) the Company shall sell to each Qualified Investor that number of shares of Newly Issued Stock that each such Qualified Investor proposed to purchase pursuant to its Preemptive Election and (B) all remaining Newly Issued Stock held in escrow shall be sold to the Fund and its Permitted Transferees and to the Qualified Investors who have delivered a valid Preemptive Reply, on a pro rata basis, upon the terms and conditions set forth in the Preemptive Escrow Notice.

                  4.7. Public Offerings. Prior to the second anniversary of the date hereof, without the prior written consent of Roj, the Company shall not issue shares of Common Stock (either for its own account or the account of any other stockholder of the Company) in a Public Offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act (other than (1) a Special Registration Statement (as defined in Section 6.1(f)) or (2) a registration statement relating to a Unit Offering (as defined in Section 6.1(g))).

                  4.8.     Affiliate Transactions.

                  (a) So long as the Company has not consummated a Public Offering (as defined in Section 6.1(e) hereof), the Company will not, and will not permit any of its subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates or the Affiliates of any of the Company's directors, officers, employees or Investors owning more than 5% of the Company's outstanding Shares ("Affiliate Transactions") without the unanimous approval of the Company's directors other than Affiliate Transactions permitted under
Section 4.8(b) below.

                  (b) The restrictions set forth in Section 4.8(a) shall not apply to:

                           (i)      reasonable fees and compensation paid to and
indemnity provided on behalf of officers, directors or employees of the Company or any subsidiary of the Company as determined by the Company's board of directors or senior management;

                           (ii)     any employment agreement entered into by the
Company or any of its subsidiaries in the ordinary course of business;

                           (iii)    the grant of stock options, restricted stock
or similar rights with respect to the Securities of the Company to any of its, or its subsidiaries', employees, directors or officers pursuant to plans approved by the Company's directors;

                           (iv)     loans or advances to employees in the
ordinary course of business, consistent with past practices; and

                           (v)      transactions exclusively between or among
the Company and (A) any of its subsidiaries or (B) portfolio companies of the Fund, Citicorp Venture Capital, Ltd., 399 Venture Partners, Inc. or Court Square Capital Limited or exclusively between or among such subsidiaries in the ordinary course of business.

                  4.9. Management Fees. The Company acknowledges that in connection with its investments and monitoring of investments, the Fund normally requires that the company receiving the investment (a) pay a closing fee to CVC Management LLC and (b) enter into an advisory agreement with CVC Management LLC. The Fund has agreed not to require the payment of a fee or the establishment of an advisory arrangement at the outset of this transaction. The Fund, on behalf of CVC Management LLC, reserves the right, however, to request fees in the future for services provided or to be provided by CVC Management LLC. The Fund acknowledges that its right to receive any such fees is subject to the unanimous approval of Company's directors as provided in Section 4.8 above; the Fund further acknowledges that the Company's directors may make the payment of any such fee subject to such terms and the conditions as the directors determine are appropriate, including a requirement that the Fund forgo "Unpaid Yield" on shares of Class L Common Stock held by the Fund in an amount equal to the proposed fee.

                                    ARTICLE V

                                CORPORATE ACTIONS

                  5.1. Certificate of Incorporation and Bylaws. Each Investor has reviewed the Certificate of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibits B-1 and B-2 respectively, and hereby approves and ratifies the same.

                  5.2. Directors and Voting Agreements. So long as the Company has not consummated a Public Offering (as defined in Section 6.1(e)), each Investor and Permitted Transferee agrees that it, he or she shall take, at any time and from time to time, all action necessary (including voting the Common Stock owned it, him or her, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed at all times of up to five (5) persons, including one
(1) individual designated by Roj (so long as Roj continues to own at least 5% of the outstanding Securities of the Company at any one time or 50% of the Securities purchased by Roj pursuant to this Agreement) or, if Roj no longer owns such amount of Securities, by his Permitted Transferees (so long as Roj and his Permitted Transferees continues to own at least 5% of the outstanding Securities of the Company at any one time or 50% of the Securities purchased by Roj pursuant to this Agreement) and three (3) individuals designated by the Fund. The remaining director shall be elected by the holders of a majority of the outstanding shares of Common Stock (including any shares of Common Stock held by the Fund and Roj). The initial directors named pursuant to this Section 5.2(a) shall be Michael A. Delaney and William H. Roj.

                  5.3. Right to Remove Certain of the Company's Directors. So long as the Company has not consummated a Public Offering (as defined in Section 6.1(e)), each of the Fund and Roj, as the case may be, may request that any director designated by it or him be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor shall promptly consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it, him or her for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors of the Company.

                  5.4. Right to Fill Certain Vacancies in Company's Board. So long as the Company has not consummated a Public Offering (as defined in Section 6.1(e)), in the event that a vacancy is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by the Fund or Roj, as the case may be, or if otherwise there shall exist or occur any vacancy on the Company's Board of Directors in a directorship subject to designation by the Fund or Roj, as the case may be, such vacancy shall not be filled by the remaining members of the Company's Board of Directors but each Investor hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Common Stock now or hereafter owned or controlled by it, him or her to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by the Fund or Roj, as the case may be.

                  5.5. Amendment of Certificate of Incorporation and Bylaws. So long as the Company has not consummated a Public Offering (as defined in Section 6.1(e)), each Investor agrees that it, he or she shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it, him or her in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company's Certificate of Incorporation or Bylaws inconsistent with this Agreement unless the Fund and Roj (so long as Roj continues to own at least 5% of the outstanding Securities of the Company at any one time or 50% of the Securities purchased by Roj pursuant to this Agreement) or, if Roj no longer owns such amount of Securities, by his Permitted Transferees (so long as Roj and his Permitted Transferees continues to own at least 5% of the outstanding Securities of the Company at any one time or 50% of the Securities purchased by Roj pursuant to this Agreement) consent in writing to such action or votes or cause to be voted all of the shares of Common Stock held by both of them in favor of such action; provided that, so long as the Company has not consummated a Public Offering (as defined in Section 6.1(e)), the Fund shall not consent to any amendment which would adversely affect Roj's right to designate a director to the Company's Board of Directors or remove, or fill any vacancy created with respect to, any director designated by Roj as set forth in Sections 5.2, 5.3 and
5.4 of this Agreement.

                                   ARTICLE VI

                     ADDITIONAL RESTRICTIONS ON TRANSFERS OF
                 CERTAIN SECURITIES HELD BY MANAGEMENT INVESTORS

                  6.1. Certain Definitions. The terms defined below shall have the following meanings when used in this Article VI:

                  (a) "Balance Sheet" shall mean Company's balance sheet prepared in accordance with generally accepted accounting principles consistently applied.

                  (b) "Incentive Shares" means any and all of the Incentive Shares and all other securities of the Company (or a successor to the Company) received on account of ownership of the Incentive Shares, including any and all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

                  (c) "Net Book Value" of the Company on any date shall mean the sum of the stated value of the Company's Class A Common Stock, plus additional paid-in capital plus retained earnings, less any accumulated other comprehensive loss, plus any decrease in the per share book value arising from the accounting treatment of the Exchange under generally accepted accounting principles.

                  (d) "Per Share Net Book Value" shall mean the Net Book Value per share of Class A Common Stock as determined in accordance with generally accepted accounting principles consistently applied and reflected on the Company's Balance Sheet as of the end of the fiscal quarter immediately preceding the relevant Termination Date, calculated on a fully diluted basis.

                  (e) "Public Offering" means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than (1) a Special Registration Statement (as defined below) or (2) a registration statement relating to a Unit Offering (as defined below)) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $20,000,000, net of underwriting discounts and commissions.

                  (f) "Special Registration Statement" means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or (ii) a registration statement registering a Unit Offering.

                  (g) "Unit Offering" shall mean a Public Offering of a combination of debt and equity securities of the Company in which (i) not more than ten percent (10%) of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

                  6.2.     Restrictions on Transfer.

                  (a) In addition to the restrictions imposed by Section 3.5, and notwithstanding anything to the contrary contained herein, no Management Investor shall effect a Transfer of any Incentive Securities prior to the fifth anniversary of the Closing Date other than (i) pursuant to Section 4.4 in connection with an Approved Sale, (ii) pursuant to Section 4.5 in connection with the exercise of "Tag-Along Rights," (iii) pursuant to Section 6.3 in connection with the Purchase Option (as hereinafter defined), (iv) with the consent of the Company (as evidenced by a resolution duly adopted by at least a majority of the non-employee members of the Company's Board of Directors), (v) to a Permitted Transferee of the Management Investor in question or (vi) in connection with a Public Offering. In exercising the consent and approval provided for in clause (iv), the Company may employ its sole discretion in evaluating the nature of the proposed transferee and the Company may impose such conditions on Transfer as it deems appropriate in its sole discretion, including, but not limited to, requirements that the transferee be an employee of the Company and that the transferee purchase the Management Investor's Incentive Securities as a "Management Investor" subject to the restrictions of this Article VI. In the event any Transfer is authorized pursuant to clause (iv) to an employee of the Company or any of its subsidiaries as a "Management Investor," such employee shall execute an agreement, in form and substance satisfactory to the Company, pursuant to which such employee shall agree to be bound by the terms and conditions of this Agreement, and such other provisions as the Company may determine, and upon such execution such employee shall be entitled to the benefit of such provisions hereof and such other provisions as the Company determines and are set forth in such agreement. In the event any Transfer is made pursuant to clause (v), the Termination Date (as hereinafter defined) for a Permitted Transferee of a Management Investor shall be the Termination Date with respect to the Management Investor who first acquired the Incentive Securities held by such Permitted Transferee pursuant to this Agreement. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferees shall have no rights or privileges in or with respect to the Company. Notwithstanding the foregoing provisions, each Management Investor agrees that he will not effect a Transfer of any Incentive Securities prior to the lapse of such period of time following acquisition thereof as may be required to comply with applicable state securities laws.

                  (b) Notwithstanding the foregoing, the provisions set forth in Sections 6.2, 6.3 and 6.4 relating to the transfer of Incentive Securities shall not be applicable to Roj or his Permitted Assignees.

                  6.3.     Purchase Option.

                  (a) General Terms. In the event that on or prior to the fifth anniversary of the Closing Date, any Management Investor who is employed by the Company on the date such Management Investor executes this Agreement (or a joinder to this Agreement) shall cease to be employed by the Company or its subsidiaries for any reason (including, but not limited to, death, disability, retirement at age 65 or more under the Company's or its subsidiaries' normal retirement policies, resignation or termination by the Company or its subsidiaries, as the case may be, with or without cause), other than by reason of a leave of absence approved by the Company, such Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns, and the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) shall give prompt notice to the Company of such termination (except in the case of termination by the Company), and the Company, or one or more designees selected by a majority of the members of the Board of Directors, shall have the right and option at any time within 90 days after the later of the effective date of such termination of employment (the "Termination Date") or the date of the Company's receipt of the aforesaid notice, to purchase from such Management Investor, or his or her heirs, executors, administrators, transferees, successors or assigns (including the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement), as the case may be, any or all of the Incentive Securities then owned by such Management Investor (and his or her Permitted Transferees) at a purchase price equal to the Option Purchase Price (as hereinafter defined). The Company or its designees shall give notice to the terminated Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns and the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) of its intention to purchase Incentive Securities at any time not later than 90 days after the Termination Date. The right of the Company and its designee(s) set forth in this Section 6.3 to purchase a terminated Management Investor's Incentive Securities (and the Incentive Securities of the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) is hereinafter referred to as the "Purchase Option".

                           (i)      Exercise of Purchase Option. The Purchase
Option shall be exercised by written notice to the terminated Management Investor (or his or her heirs, executors, administrators, transferees, successors or assigns and the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) signed by an officer of the Company on behalf of the Company or by its designee(s), as the case may be. Such notice shall set forth the number of Incentive Securities desired to be purchased and shall set forth a time and place of closing which shall be no earlier than 10 days and no later than 60 days after the date such notice is sent. At such closing, the seller shall deliver the certificates evidencing the number of Incentive Securities to be purchased by the Company and/or its designee(s), accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company and/or its designee(s) good title to such of the Incentive Shares to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery, the Company and/or its designee(s) shall deliver to the seller the full amount of the Option Purchase Price for such Securities in cash by certified or bank cashier's check.

                           (ii)     Option Purchase Price. Subject to Section
6.3 (a)(iii) below, the "Option Purchase Price" for the Incentive Securities to be purchased from such Management Investor (or the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) pursuant to the Purchase Option shall equal the product of (i) the number of Incentive Shares being repurchased pursuant to the Purchase Option multiplied by (ii) the Per Share Net Book Value. Notwithstanding anything to the contrary contained herein, in connection with the exercise of any Purchase Option pursuant to Section 6.3, the Company may offset from the Option Purchase Price paid to any Management Investor (or the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) the aggregate amount of any outstanding principal and accrued but unpaid interest due on any indebtedness of such Management Investor to the Company, including any note issued by such Management Investor for the purchase of the Incentive Shares.

                           (iii)    Sale in Public Offering. Incentive
Securities sold in a Public Offering will be sold free of the restrictions contained in this Article VI, but this Article VI shall continue to apply in accordance with its terms to all Incentive Securities not sold in such offering.

                  (b) Company's Right of First Refusal. So long as the Company has not consummated a Public Offering, in the event that, on or prior to the fifth anniversary of the Closing Date, (i) a Management Investor is no longer employed by the Company and (ii) the Management Investor or his heirs, executors, administrators, transferees, successors or assigns (including the persons or entities deemed to be included in the definition of such Management Investor pursuant to this Agreement) thereafter proposes to sell any or all of his or her shares of Incentive Securities to a third party in a bona fide transaction, the Management Investor may not Transfer such shares of Common Stock without first offering to sell such shares of Common Stock to the Company pursuant to this Section 6.3(b). With respect to any Management

Investor's Incentive Securities, the terms of the right of first refusal granted in this Section 6.3(b) shall only apply in the event the Company or its designee has declined to exercise its Purchase Option with respect to such Incentive Securities as provided in Section 6.3(a).

                  The Management Investor shall deliver a written notice (a "Sale Notice") to the Company describing in reasonable detail the shares of Common Stock being offered, the name of the offeree, the purchase price requested and all other material terms of the proposed Transfer. Upon receipt of the Sale Notice, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all or any portion of the shares of Common Stock being offered at the price and on the terms of the proposed Transfer set forth in the Sale Notice. Within 30 days after receipt of the Sale Notice, the Company shall notify such Management Investor whether or not it wishes to purchase any or all of the offered shares of Common Stock.

                  If the Company elects to purchase any of the offered shares of Common Stock, the closing of the purchase and sale of such shares of Common Stock shall be held at the place and on the date established by the Company in its notice to the Management Investor in response to the Sale Notice, which in no event shall be less than 10 or more than 60 days from the date of such notice. In the event that the Company does not elect to purchase all the offered shares of Common Stock, the Management Investor may, subject to the other provisions of this Agreement, Transfer the remaining offered shares of Common Stock to the offeree specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferees thereof than specified in the Sale Notice during the 180-day period immediately following the last date on which the Company could have elected to purchase the offered shares of Common Stock. Any such shares of Common Stock not transferred within such 180 day period will be subject to the provisions of this
Section 6.3(b) upon subsequent Transfer.

                  6.4. Involuntary Transfers. So long as the Company has not consummated a Public Offering, in the event shares of Common Stock owned by any Management Investor shall be subject to sale or other Transfer (the date of such sale or transfer shall hereinafter be referred to as the "Transfer Date") prior to the fifth anniversary of the Closing Date by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary Transfer, then such Management Investor shall give the Company written notice thereof promptly upon the occurrence of such event stating the terms of such proposed Transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the shares of Common Stock are proposed to be transferred, and the number of shares of Common Stock to be transferred. After its receipt of such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed Transfer, the Company, or a designee selected by a majority of the non-employee members of the Board of Directors of the Company, shall have the right and option to purchase all, but not less than all of such shares of Common Stock which right shall be exercised by written notice given by the Company to such proposed transferor within 60 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed Transfer. Any purchase pursuant to this Section 6.4 shall be at the price and on the terms applicable to such proposed Transfer. If the nature of the event giving rise to such involuntary Transfer is such that no readily determinable consideration is to be paid for the Transfer of the shares of Common Stock, the price to be paid by the Company shall be the Option Purchase Price. The closing of the purchase and sale of the shares of Common Stock shall be held at the place and the date to be established by the Company, which in no event shall be less than 10 or more than 60 days from the date on which the Company gives notice of its election to purchase the Securities. At such closing, the Management Investor shall deliver the certificates evidencing the number of shares of Common Stock to be purchased by the Company, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer, and any other documents that are necessary to transfer to the Company good title to such of the shares of Common Stock to be transferred, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims and options of whatever nature other than those imposed under this Agreement, and concurrently with such delivery the Company shall deliver to the Management Investor the full amount of the purchase price for such shares of Common Stock in cash by certified or bank cashier's check.

                  6.5. Purchaser Representative. If the Company or any Investor enters into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Management Investor will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501(h) promulgated by the Securities and Exchange Commission under the Securities Act) reasonably acceptable to the Company. If any Management Investor appoints the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Management Investor declines to appoint the purchaser representative designated by the Company such Management Investor will appoint another purchaser representative (reasonably acceptable to the Company), and such Management Investor will be responsible for the fees of the purchaser representative so appointed.

                  6.6. Section 83(b) Elections. Each Management Investor shall make the election to include in his or her income, in the year he purchases Incentive Shares, the excess, if any, of the fair market value of the Incentive Shares at that time over $1.00 per share, pursuant to Section 83 (b) of the Code, in the manner and within the time period specified by the regulations promulgated thereunder, and shall promptly furnish a copy of such election to the Company after it has been filed. The parties agree to report the Incentive Shares as having a fair market value of $1.00 per share for purposes of Section 83 of the Code. THE COMPANY SHALL BEAR NO RESPONSIBILITY OR LIABILITY FOR ANY ADVERSE TAX CONSEQUENCES TO A MANAGEMENT INVESTOR FOR HIS OR HER FAILURE TO MAKE SUCH SECTION 83(B) ELECTION OR HIS OR HER MAKING SUCH SECTION 83(B) ELECTION.

                                  ARTICLE VII

                               REGISTRATION RIGHTS

                  The Investors shall have registration rights with respect to the Shares as set forth in the Registration Rights Agreement attached hereto as Exhibit C. Each of the Investors agrees not to effect any public sale or distribution of any securities of the Company during the periods specified in the Registration Rights Agreement, except as permitted by the Registration Rights Agreement, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Amendment and Modification. This Agreement may be amended or modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) the holders of a majority of the Common Stock held by the Fund and its Permitted Transferees (so long as the Fund and its Permitted Transferees own in the aggregate the lesser of (A) ten percent (10%) of the outstanding Common Stock on a fully diluted basis or (B) the number of Shares held as of the Closing), (iii) the holders of a majority of the Common Stock held by Roj and his Permitted Transferees (so long as Roj and his Permitted Transferees own in the aggregate the lesser of (A) ten percent (10%) of the outstanding Common Stock on a fully diluted basis or (B) the number of Shares held as of the Closing), (iv) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Shares owned by the Fund and its Affiliates and Roj) and (v) only with respect to amendments of Sections 3.5(a), 4.2(a), 4.4, 4.5, 4.6, 6.2, 6.3 or 6.4 hereof, or, in the event that either Roj or his Permitted Transferees no longer have the rights set forth in subsection (iii) hereof, any other term herein that directly and adversely affects only the Management Investors, the holders of a majority of the Common Stock held by the Management Investors (other than Roj) if such amendment would materially adversely affect such Management Investors. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

                  8.2. Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its, his or her behalf.

                  8.3. Successors and Assigns; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions and understandings of any and every nature among them.

                  8.4. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                  8.5. Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                  If to the Company to:

                  ERICO Global Company
                  c/o Citicorp Venture Capital, Ltd.
                  399 Park Avenue, 14th Floor
                  New York, New York 10043
                  Attention: Michael A. Delaney
                  Facsimile: (212) 888-2940

                  With a required copy to:

                  Dechert
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103
                  Attention: Craig L. Godshall, Esquire
                  Facsimile: (215) 994-2222

                  If to the Fund, to:

                  Citicorp Venture Capital Equity Partners, L.P.
                  399 Park Avenue, 14th Floor
                  New York, New York 10043
                  Attention: Michael A. Delaney
                  Facsimile: (212) 888-2940

                  If to Roj, to:

                  William H. Roj
                  19200 North Park Boulevard

                  Shaker Heights, Ohio 44120
                  Facsimile: (216) 321-0096

                  If to the Management Investors, to:

                  Peter B. Korte
                  ERICO Holding Company
                  30575 Bainbridge Road
                  Suite 300
                  Solon, Ohio 44139
                  Facsimile: (440) 349-2996

                  If to the other Management Investors or any of them, to their addresses as listed in the books of the Company.

                  All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission confirmation is received, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  8.6. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal law of the State of Delaware, without giving effect to principles of conflicts of law.

                  8.7. Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

                  8.8. Counterparts. This Agreement may be executed in two or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

                  8.9. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

                  8.10. Termination. Unless sooner terminated in accordance with its terms, this Agreement shall terminate on the fifteenth (15th) anniversary of the Closing Date.

                  8.11. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its, his or her obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its, his or her rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                  8.12. Party No Longer Owning Securities. If a party hereto ceases to own any Securities, such party will no longer be deemed to be an Investor or Management Investor for purposes of this Agreement, except that such party will continue to be obligated to reacquire Securities Transferred to a Permitted Transferee as required by Section 3.5(a) and will be deemed to be an Investor and/or a Management Investor at such time as such party reacquires such Securities.

                  8.13. No Effect on Employment. Nothing herein contained shall confer on any Management Investor the right to remain in the employ of the Company or any of its subsidiaries or Affiliates.

                  8.14. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

                  8.15. Future Investors. The parties hereto hereby agree that any current or future person who is granted the right to acquire Securities from the Company subsequent to the date hereof may become a signatory to this Agreement by executing a written instrument setting forth that the person agrees to be bound by the terms and conditions of this Agreement and this Agreement will be deemed to be amended to include such person as an Investor and the number of Securities to be acquired by it, him or her (it being understood that the Parties hereto anticipate that additional Management Investors shall become parties to this Agreement prior to the Closing).

                  IN WITNESS WHEREOF, the parties hereto have executed this Securities Exchange, Purchase and Holders Agreement the day and year first above written.

                                     ERICO GLOBAL COMPANY

                                     By:   /s/ William H. Roj
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     CITICORP VENTURE CAPITAL EQUITY
                                     PARTNERS, L.P.

                                     By: CVC PARTNERS, LLC, its General Partner

                                           By:  /s/ Michael A. Delaney
                                              --------------------------------
                                              Name:
                                              Title:

                                     CVC EXECUTIVE FUND LLC

                                     By: CITIGROUP VENTURE CAPITAL GP
                                     HOLDINGS, LTD., its Managing Member

                                           By:  /s/ Michael A. Delaney
                                              --------------------------------
                                              Name:
                                              Title:

                                     CVC/SSB EMPLOYEE FUND, L.P.

                                     By: CVC PARTNERS, LLC, its General Partner

                                           By:  /s/ Michael A. Delaney
                                              ----------------------------------
                                                 Name:
                                                 Title:

                  IN WITNESS WHEREOF, the parties hereto have executed this Securities Exchange, Purchase and Holders Agreement the day and year first above written.

                                     MANAGEMENT INVESTORS:

                                            /s/ William Roj
                                     -------------------------------------------
                                     William Roj
                                     19200 North Park Boulevard
                                     Shaker Heights, Ohio 44120

                                   EXHIBIT A-1

                                 ROLLOVER SHARES

Management Investor                  ERICO Shares                Shares of Class L Common Stock
-------------------                  ------------                ------------------------------
William H. Roj                  1,000  Class A shares                        1,854,545
                                13,160 Class B Shares

                                   EXHIBIT A-2

                                INCENTIVE SHARES

Management Investor                   Shares of Class A Common Stock
-------------------                   ------------------------------
William H. Roj                                   324,000

                                  EXHIBIT B-1

                  CERTIFICATE OF INCORPORATION OF THE COMPANY

                                    OMITTED

                                  EXHIBIT B-2

                             BY-LAWS OF THE COMPANY

                                    OMITTED

                                                                       EXHIBIT E

                  FORM OF REGISTRATION RIGHTS FOR COMMON STOCK

The below document detailing registration rights was given to each of the investors in connection with the July 31, 2002 and the December 31, 2003 private placements.

                      REGISTRATION RIGHTS FOR COMMON STOCK

                  1.       Definitions.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company, including shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock, par value $.01 per share, of the Company, or in respect of shares of Class L Common Stock, par value $.01 per share, of the Company, and as adjusted for any stock dividend or distribution payable thereon or stock split, reverse stock split, recapitalization, reclassification, reorganization, exchange, subdivision or combination thereof.

                  "Demand Registration" has the meaning set forth is Section 4(a) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Fund Associate" means any Permitted Transferee of the Fund.

                  "Initial Public Offering" means the first issuance of Common Stock by the Company in a Public Offering pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act (other than (1) a Special Registration Statement or (2) a registration statement relating to a Unit Offering).

                  "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "Registration Expenses" means the costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions the Company is required to take in order to effect the registration of Registrable Securities under the Securities Act pursuant to the terms hereof (including all federal and state registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and the fees and expenses of the Company's independent public accountants (including the expenses of any special audit and "cold comfort" letters required by or incident to such registration)) other than the costs and expenses of any Investors whose Registrable Securities are to be registered pursuant to the terms hereof comprising underwriters' commissions, brokerage fees, transfer taxes or the fees and expenses of any accountants or other representatives retained by any Investor, provided, however, that the term "Registration Expenses" shall include the fees and expenses of one counsel for the holders of Registrable Securities designated by the holder of a majority of Registrable Securities being registered, or proposed to be registered, in any offering pursuant to the terms hereof.

                  "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the terms hereof, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                  "Registrable Securities" has the meaning set forth in Section 2 hereof.

                  "underwritten registration" or "underwritten offering" means a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                  All other capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them thereto in the Securities Exchange, Purchase and Holders Agreement (the "Agreement").

                  2. Registrable Securities. The securities entitled to the benefits set forth herein are the Registrable Securities. As used herein, "Registrable Securities" means the shares of Common Stock that are issued (or issuable) and outstanding on the date hereof and the shares of Common Stock that become issued (or issuable) and outstanding after the date hereof; provided, that, that each share of Common Stock shall cease to be a Registrable Security when (i) it has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it; (ii) it is distributed to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act; or (iii) it has otherwise been transferred and a new certificate or other evidence of ownership for it not bearing or requiring a legend as set forth in Section 3.2 of the Agreement (or other legend of similar import) and not subject to any stop transfer order has been delivered by or on behalf of the Company and no other restriction on transfer exists under the Securities Act.

                  3.       Incidental Registration.

                           (a)      Right to Include Common Stock. If at any
time or from time to time following the date which is six months after the Company has registered its Common Stock pursuant to Section 12 of the Exchange Act the Company at any time proposes to register any of its Common Stock under the Securities Act (other than on a Special Registration Statement), whether or not for sale for its own account, it will each such time give prompt written notice (the "Notice") to all holders of Registrable Securities of its intention to issue its Common Stock under the Securities Act and of such holders' rights under this Section 3. Upon the written request of any such holders of Registrable Securities made within 15 days of the date of the Notice (which request shall specify the aggregate number of the Registrable Securities to be registered and will also specify the intended method of disposition thereof), the Company will effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof (an "Incidental Registration"), to the extent required to permit the public disposition (in accordance with such intended methods thereof) of the Registrable Securities to be so registered; provided, that (i) if, at any time after giving written notice of its intention to register shares of Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Company's Common Stock, the Company shall give written notice of such determination to each holder of Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith); (ii) if a registration requested pursuant to this Section 3 shall involve an underwritten public offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing at least 30 days prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration; and (iii) if, at any time after the 180-day or shorter period specified in Section 3(b), the sale of the securities has not been completed, the Company may withdraw from the registration on a pro rata basis (based on the number of Registrable Securities requested by each holder of Registrable Securities to be so registered) the Registrable Securities which the Company has been requested to register and which have not been sold.

                           (b)      Priority in Incidental Registrations. If a
registration pursuant to Section 3(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the total number of shares of Common Stock to be included in such registration, including the Registrable Securities requested to be included pursuant to this
Section 3, exceeds the maximum number of shares of Common Stock specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of such shares of Common Stock, then the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters, can be sold in the following order of priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, (ii) second, all of the shares of Common Stock being registered by holder(s) of Registrable Securities pursuant to a Demand Registration (as hereinafter defined), and (iii) third, the Registrable Securities of the holder(s) of Registrable Securities requested to be included in such Incidental Registration. To the extent that shares of Common Stock to be included in the Incidental Registration must be allocated among the holders(s) of Registrable Securities pursuant to clause (iii) above, such shares shall be allocated pro rata among the holders(s) of Registrable Securities based on the number of shares of Common Stock that such holders(s) of Registrable Securities shall have requested to be included therein. Notwithstanding the foregoing, if an Incidental Registration is an underwritten offering, the managing underwriter or underwriters may select shares for inclusion, or exclude shares completely, in such Incidental Registration on a basis other than a pro rata basis if, in the reasonable opinion of such underwriter or underwriters, selection on such other basis, or inclusion of such shares, would be material to the success of the offering.

                           (c)      Expenses. The Company will pay all
Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 3.

                           (d)      Liability for Delay. The Company shall not
be held responsible for any delay in the filing or processing of a registration statement which includes any Registrable Securities due to requests by holders of Registrable Securities pursuant to this Section 3 nor for any delay in requesting the effectiveness of such registration statement.

                           (e)      Participation in Underwritten Registrations.
No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell his or its Common Stock on the basis provided in any underwriting arrangements approved by the persons who have selected the underwriter and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, escrow agreements, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

                  4.       Demand Registration.

                           (a)      Right to Demand Registration. Subject to
Section 4(b) below, the Fund, any Fund Associate (so long as such Fund Associate holds at least 10% of the Common Stock) and Roj shall be entitled to make a written request ("Demand Registration Request") to the Company for registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of the Registrable Securities owned by it (a "Demand Registration") (which Demand Registration Request shall specify the intended number of Registrable Securities to be disposed of by such holder and the intended method of disposition thereof); provided, that (i) the Company may, if the Board of Directors so determines in the exercise of its reasonable judgment that due to a pending or contemplated acquisition or disposition or public offering it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed 90 days, and (ii) if the Company elects not to effect the Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes hereof. Promptly after receipt of the Demand Registration Request, the Company will serve written notice (the "Notice") of such Demand Registration Request to all holders of Registrable Securities and, subject to paragraph (c) below, the Company will include in such registration all Registrable Securities of such holders with respect to which the Company has received written requests for inclusion therein from such holders within fifteen
(15) business days after the receipt by the applicable holder of the Notice. All requests made pursuant to this paragraph 4(a) will specify the aggregate number of the Registrable Securities to be registered and will also specify the intended methods of disposition thereof.

                           (b)      Number of Demand Registrations. The Fund and
any Fund Associate shall be entitled to make one or more Demand Registration Requests at any time after the earlier to occur of the Initial Public Offering or the second anniversary of the date hereof. Roj shall be entitled to make two Demand Registration Requests at any time after the Initial Public Offering. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective and maintained continuously effective for a period of at least six months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration.

                           (c)      Priority on Demand Registration. If any of
the Registrable Securities proposed to be registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering and the managing underwriter or underwriters of a Demand Registration advise the Company and the holders of such Registrable Securities in writing that in its or their reasonable opinion the number of shares of Common Stock proposed to be sold in such Demand Registration exceeds the maximum number of shares specified by the managing underwriter that may be distributed without adversely affecting the price, timing or distribution of the Common Stock, the Company shall include in such registration only such maximum number of Registrable Securities which, in the reasonable opinion of such underwriter or underwriters can be sold in the following order of priority: (i) first, the Registrable Securities requested to be included in such Demand Registration held by the party requesting such Demand Registration; (ii) second, shares of Common Stock requested to be included in such Demand Registration held by holders granted Demand Registration rights pursuant to the terms hereof other than the holder requesting the relevant Demand Registration, provided that such amount shall be allocated among such other holders on a pro rata basis based upon their respective percentage of ownership of the total number of shares of Common Stock then outstanding, (iii) third, shares of Common Stock to be offered by the Company in such Demand Registration; and (iv) fourth, shares of Common Stock requested to be included in such Demand Registration held by all other holders of Common Stock, provided that such amount shall be allocated among such other holders on a pro rata basis based upon their respective percentage of ownership of the total number of shares of Common Stock then outstanding.

                           (d)      Expenses. The company will pay all
Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 4.

                  5. Registration Procedures. If and whenever the Company is required to effect or cause the registration of any Registrable Securities under the Securities Act as provided herein, the Company will, as expeditiously as possible:

                           (a)      prepare and file with the Commission a
registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to Sections 3 or 4 herein at any time prior to the effective date of the registration statement relating thereto;

                           (b)      prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                           (c)      furnish to each seller of such Registrable
Securities such number of copies of such registration statement and of each such amendment and supplement thereof (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

                           (d)      use its best efforts to register or qualify
such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject or subject itself to general taxation in any jurisdiction where it is not then so subject;

                           (e)      immediately notify each seller of any
Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act within the appropriate period mentioned in clause (b) of this Section 5, of the Company becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within ten days prepare and furnish to all sellers a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                           (f)      use its best efforts to list such
Registrable Securities on any securities exchange on which the Common Stock is then listed or the Nasdaq National Market ("Nasdaq") if the Common Stock is then quoted on Nasdaq, if such Registrable Securities are not already so listed or quoted and if such listing is then permitted under the rules of such exchange or Nasdaq, and provide an independent transfer agent and registrar for such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                           (g)      furnish to each seller of Registrable
Securities covered by such registration statement a signed counterpart, addressed to such seller (and the underwriters, if any) of:

                                    (i)      an opinion of counsel for the
Company, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the sellers of not less than 50% of such Registrable Securities (and the managing underwriter, if any); and

                                    (ii)     a "comfort" letter, dated the
effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering such matters with respect to such registration statement as are customarily covered in accountants' letters delivered to the underwriters in underwritten offerings of securities as may reasonably be requested by the sellers of not less than 50% of such Registrable Securities (and the managing underwriter, if any); and

                           (h)      make available for inspection by any seller
of such Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (individually, an "Inspector" and collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility (collectively, the "Records"), and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that any Records that are designated by the Company in writing as confidential shall be kept confidential by the Inspectors unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or by any regulatory authority having jurisdiction. Each Investor agrees that non-public information obtained by it as a result of such Inspections shall be deemed confidential and acknowledges its obligations under the Federal securities laws not to trade any securities of the Company on the basis of material non-public information.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected promptly to furnish to the Company such information regarding the distribution of such Registrable Securities as may be legally required. Such information shall be furnished in writing and shall state that it is being furnished for use in the registration statement.

                  Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (e) of this Section 5, such holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such

Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 5, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of the Company's notice. In the event the Company shall give any such notice, the period mentioned in clause (b) of this Section 5 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (e) of this Section 5 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (e) of this Section 5.

                  6.       Indemnification.

                           (a)      Indemnification by the Company. The Company
hereby agrees to indemnify and hold harmless each holder of Registrable Securities which shall have been registered under the Securities Act, and such holder's officers, directors and agents and each other Person, if any, who controls such holder within the meaning of the Securities Act and each other Person (including underwriters) who participates in the offering of such Registrable Securities against any losses, claims, damages, liabilities, reasonable attorneys' fees, costs or expenses (collectively, the "Damages"), joint or several, to which such holder or controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact made by the Company or its agents contained in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such holder of Registrable Securities or such controlling Person or participating Person in connection with investigating or defending any such Damages or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Damages arise out of or are based upon
(i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such holder or such controlling or participating Person, as the case may be, specifically for inclusion in any such document; or (ii) an untrue statement or alleged untrue statement, omission or alleged omission in a prospectus if such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus which amendment or supplement is delivered to such holder in a timely manner and such holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of such Registrable Securities to the Person asserting such Damages.

                           (b)      Indemnification by the Holders of
Registrable Securities Which Are Registered. It shall be a condition of the Company's obligations herein to effect any registration under the Securities Act that there shall have been delivered to the Company an agreement or agreements duly executed by each holder of Registrable Securities to be so registered, whereby such holder agrees to indemnify and hold harmless the Company, its directors, officers and agents and each other Person, if any, which controls the Company within the meaning of the Securities Act against any Damages, joint or several, to which the Company, or such other Person or such Person controlling the Company may become subject under the Securities Act or otherwise, but only to the extent that such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue statements or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities are registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which, in each such case, has been made in or omitted from such registration statement, said preliminary or final prospectus or said amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by such holder of Registrable Securities specifically for inclusion in such document. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

                           (c)      Conduct of Indemnification Proceedings. Any
Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of the commencement of any action or proceeding involving a claim referred to in the preceding Sections 6(a) and 6(b); and (ii) unless the indemnified party has been advised by its counsel that a conflict of interest exists between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation; provided, however, that no indemnifying party will consent to the entry of any judgment or enter into any settlement (other than for the payment of money only) without the consent of the indemnified party (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                           (d)      Contribution. If for any reason the
indemnification provided for in the preceding Sections 6(a) or 6(b) is unavailable to an indemnified party in respect of any Damages referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that in no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the difference between the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such contribution obligation and all amounts previously contributed by such holder with respect to such Damages. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

                  7.       Hold-Back Agreements

                           (a)      Restrictions on Public Sale by Holder of
Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are eligible for inclusion in a Registration Statement filed pursuant to Sections 3 or 4 agrees, if requested by the managing underwriter or underwriters in an underwritten offering of any Registrable Securities, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period (or such shorter period as may be agreed to by the parties hereto) beginning on the effective date of such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriter or underwriters.

                  The foregoing provisions shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of Registrable Securities (except as part of such underwritten registration) during such period unless it has provided 45 days prior written notice of such sale or distribution to the managing underwriter or underwriter.

                           (b)      Restrictions on Public Sale by the Company
and Others. The Company shall (i) not effect any public sale or distribution of any of its Common Stock for its own account during the 10-day period prior to, and during the 180-day period beginning on, the effective date of a Registration Statement filed pursuant to Sections 3 or 4 (except as part of a Special Registration Statement), and (ii) use reasonable efforts to cause each holder of Common Stock purchased from the Company at any time after the date of the Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration, if permitted).

                  8.       Underwritten Registration

                  If any of the Registrable Securities covered by any Incidental Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company and, in the case of a Demand Registration approved by the Fund.

                  Notwithstanding anything herein to the contrary, no Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (b) accurately completes and executes all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements.